Exhibit 99.1

NeuroOne® Reports Third Quarter Fiscal Year 2022 Financial Results and Provides Corporate Update

EDEN PRAIRIE, Minn., August 11, 2022 (PR Newswire) -- NeuroOne Medical Technologies Corporation (NASDAQ: NMTC) (“NeuroOne” or the “Company”), a medical technology company focused on improving surgical care options and outcomes for patients suffering from neurological disorders, today announces its operating results for the third quarter of fiscal year 2022 ended June 30, 2022.

Third Quarter and Recent Business Updates

●	Zimmer Biomet agreed to an accelerated $3.5M milestone payment for Evo® sEEG electrode; Zimmer received a warrant to purchase 350,000 shares of NeuroOne’s common stock at $3.00 per share.

●	Re-submitted special 510(k) to FDA for <30 day use for the Evo sEEG electrode.

●	Completed ablation system prototypes, including RF generator from RBC Medical and NeuroOne’s electrodes and accessories, ahead of schedule and successfully tested the first fully integrated sEEG/RF ablation system.

●	Achieved major milestone with first sEEG electrode case for intraoperative brain mapping at the subsurface level of the brain performed at Emory University.

●	Qualified second source for manufacturing for both the Evo cortical and sEEG electrodes.

●	Completed validation and placed orders for a new cable assembly which will provide significant cost reduction.

●	Established advisory board of leading anesthesiologists and neurosurgeons for spinal cord stimulation program.

●	Completed design verification to extend shelf life for Evo cortical electrodes to three years.

●	Presented at the HC Wainwright Global Investment Conference and the NobleCon 18 Investor Conference.

●	Exhibited the Evo Cortical electrode family in partnership with Zimmer Biomet at the American Association of Neurological Surgeons Annual Scientific Meeting and the American Society for Stereotactic and Functional Neurosurgery Biennial Meeting.

●	The first peered-reviewed paper presenting the biocompatibility results for NeuroOne subdural thin film electrodes was published in the Frontiers of Neuroscience journal on April 29, 2022.

●	The Company’s Evo sEEG implantation accuracy study was accepted as a podium presentation at the Biennial Meeting of the World Society for Stereotactic & Functional Neurosurgery, to be held in South Korea September 4-7 2022.

Dave Rosa, CEO of NeuroOne commented, “The Company made great strides in the third fiscal quarter of 2022 and subsequent six weeks. Significant progress was made in testing our Evo sEEG electrode and on August 9th we re-submitted to the FDA a special 510(k) seeking clearance for <30 day use. In addition, we were excited to have the first Evo sEEG case performed by Dr. Robert Gross of Emory University for less than 24 hour use. We were also successful in reducing costs by completing validation of a new cable assembly and extending shelf life of the Evo Cortical electrode product lines. A backup supplier for our electrodes was also qualified providing additional insurance for our supply chain. Regarding our ablation system which we have named OneRF™ we successfully completed bench top testing for the entire system.

Finally, we are excited that Zimmer Biomet agreed to an accelerated $3.5M milestone payment for the Evo® sEEG electrode.” Rosa continued, “This amendment to our agreement provides NeuroOne with near term capital without the need for a highly dilutive financing and reinforces our ongoing partnership with Zimmer Biomet.”

Upcoming Targeted Milestones

●	Evo sEEG Depth Diagnostic Electrode

o	FDA decision on Re-submission of 510(k) for <30 day use for the Evo sEEG electrode.

o	Complete additional cases for sEEG electrode intraoperative use (<24 hour) at select sites.

●	OneRF(RF ablation system)

o	Continue additional feasibility testing of the full responsive SEEG/RF ablation system in September 2022.

o	Submit 510(k) application to the FDA in early calendar year 2023.

●	Partner with a research organization to develop electrode for new clinical indication.

●	Chronic Use Electrode

o	Continue development and testing of disruptive new chronic electrode for Spinal Cord Stimulation.

o	Host first multi-specialty advisory board meeting for spinal cord stimulation program.

Third Quarter of Fiscal 2022 Financial Results

Product revenue was $32,000 in the third quarter of fiscal 2022, compared to product revenue of $40,000 in the third quarter of fiscal 2021.  Collaboration revenue was delayed in the third quarter of fiscal 2022 due to the FDA decision, compared to collaboration revenue of $17,000 in the third quarter of fiscal 2021. Collaboration revenue is derived from the Zimmer Development Agreement and represents the portion of the upfront initial development fee payment eligible for revenue recognition as of June 30, 2022.

Total operating expenses in the third quarter of fiscal 2022 were $2.8 million, compared with $3.0 million in the prior year third quarter. R&D expense in the third quarter of fiscal 2022 was $1.2 million, compared with $0.9 million in the same period of fiscal 2021. SG&A expense in the third quarter of fiscal 2022 was $1.5 million, compared with $2.1 million in the prior year third quarter.

Net loss for the third quarter of fiscal 2022 was $2.8 million, compared to a net loss of $3.0 million in the third quarter of fiscal 2021.

As of June 30, 2022, the Company had cash of approximately $10.2 million, compared to $6.9 million as of September 30, 2021, the end of the Company’s most recent fiscal year. The Company had no debt outstanding as of June 30, 2022.

Conference Call and Webcast Information

Thursday, August 11, 2022 – 5:30 PM Eastern Time

Participant Dial-In:

877-407-8293 / +1 201-689-8349

Live Webcast:

https://event.choruscall.com/mediaframe/webcast.html?webcastid=DTR3sIOn

Phone Replay:

877-660-6853 / 201-612-7415, Access ID: 13732116; available through August 25, 2022

Webcast Replay: Available for 12 months

About NeuroOne

NeuroOne Medical Technologies Corporation is a developmental stage company committed to providing minimally invasive and hi-definition solutions for EEG recording, brain stimulation and ablation solutions for patients suffering from epilepsy, Parkinson’s disease, dystonia, essential tremors, chronic pain due to failed back surgeries and other related neurological disorders that may improve patient outcomes and reduce procedural costs. For more information, visit https://www.n1mtc.com.

Forward Looking Statements

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical fact, any information contained in this presentation may be a forward–looking statement that reflects NeuroOne’s current views about future events and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward–looking statements by the words or phrases “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue, “focused on,” “committed to” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward–looking statements may include statements regarding the development of the Company’s ablation electrode technology program, applications for, or receipt of, regulatory clearance, the timing and extent of product launch and commercialization of our technology, cost reduction of our new cable assembly, shelf life for Evo cortical electrodes, expected negotiations with Zimmer Biomet, clinical and pre-clinical testing, what the future may hold for electrical stimulation and NeuroOne’s potential role, business strategy, market size, potential growth opportunities, future operations, future efficiencies, and other financial and operating information. Although NeuroOne believes that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Our actual future results may be materially different from what we expect due to factors largely outside our control, including risks that the partnership with Zimmer Biomet may not facilitate the commercialization or market acceptance of our technology; risks that our sEEG electrodes may not be ready for commercialization in a timely manner or at all, whether due to supply chain disruptions, labor shortages, the impact of COVID-19 or otherwise; risks that our technology will not perform as expected based on results of our pre-clinical and clinical trials; risks related to uncertainties associated with the Company’s capital requirements to achieve its business objectives and ability to raise additional funds; the risk that the COVID-19 pandemic will continue to adversely impact our business; the risk that we may not be able to secure or retain coverage or adequate reimbursement for our technology; uncertainties inherent in the development process of our technology; risks related to changes in regulatory requirements or decisions of regulatory authorities; that we may not have accurately estimated the size and growth potential of the markets for our technology; risks relate to clinical trial patient enrollment and the results of clinical trials; that we may be unable to protect our intellectual property rights; and other risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission. These forward–looking statements speak only as of the date of this press release and NeuroOne undertakes no obligation to revise or update any forward–looking statements for any reason, even if new information becomes available in the future.

“Caution: Federal law restricts this device to sale by or on the order of a physician”

Contact:

800-631-4030

ir@n1mtc.com

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